LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that
the undersigned hereby constitutes and appoints Robert L. Van Nostrand the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, to execute and file with the appropriate offices on the undersigned's behalf all Forms 3, 4 and 5 under
Section 16 of the Securtities Exchange Act of 1934, as amended, with respect to the undersigned's transactions in, and ownership of, the securities of OSI Pharmaceuticals, Inc., a Delaware corporation, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act deemed requisite and necessary to be done in order to carry out the foregoing as fully and to all intents and purposes as the undersigned might and could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

	IN
WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 2nd day of May, 2005.






Katharine B. Stevenson
						Signature




Katharine B. Stevenson
						Print Name